                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 6, 1995

                      GREAT WESTERN FINANCIAL CORPORATION
                      -----------------------------------
            (Exact name of registrant as specified in its charter)


     Delaware                    1-4075                     95-1913457
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(State or other               (Commission                  (IRS Employer
jurisdiction of               File Number)               Identification No.)
incorporation)


     9200 Oakdale Avenue, Chatsworth, California                     91311
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      (Address of principal executive offices)                     (Zip Code)


      Registrant's telephone number including area code:  (818) 775-3411

      (Former name or former address, if changed since last report.)
       Not applicable.
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Item 7    Financial Statements and Exhibits
          ---------------------------------

          1. Purchase Agreement, dated December 6, 1995, among Great Western Financial Corporation (the "Company"), Great Western Financial Trust I (the "Trust") and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Bear Stearns & Co. Inc., Dean Witter Reynolds Inc. and Smith Barney Inc., as Representatives of the several Underwriters, relating to the 8-1/4% Trust Originated Preferred Securities of the Trust.

          3. Certificate of Designation of Rights and Preferences of the 8-1/4% Cumulative Preferred Stock of the Company, dated December 6, 1995.

          4.1 Second Supplemental Indenture, dated as of December 6, 1995, to Indenture, dated as of September 12, 1990, as amended, between (the Company and Harris Trust and Savings Bank, relating to the 8-1/4% Subordinated Deferrable Interest Notes Due 2025 of the Company.

          4.2 Amended and Restated Declaration of Trust of the Trust, dated December 6, 1995.

          4.3 Form of 8-1/4% Trust Originated Preferred Securities of the Trust (attached as Annex 1 to Exhibit A to the Amended and Restated Declaration of Trust included herein as Exhibit 4.2) (the "Preferred Securities").

          4.4 Preferred Securities Guarantee Agreement, dated as of December 6, 1995, between the Company and The First National Bank of Chicago, as Property Trustee.

          5. Opinion of Skadden, Arps, Slate, Meagher & Flom as to the validity of the Preferred Securities.

          8. Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain federal tax matters relating to the Preferred Securities.

          23.1 Consents of Skadden, Arps, Slate, Meagher & Flom (included in Exhibits 5 and 8 hereto).

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          Pursuant to the requirements of the Securities Exchange Act of 1934,
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               GREAT WESTERN FINANCIAL CORPORATION

                               /s/ J. Lance Erikson
                                    By:  J. Lance Erikson
                                         Executive Vice President


DATED:  December 14, 1995

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